                                                                       Exhibit 2

                   AMENDMENT NO. 1 DATED AS OF JULY 28, 1997
                     TO PREFERRED SHARES RIGHTS AGREEMENT
                         BETWEEN CATALYTICA, INC. AND
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


     WHEREAS, Catalytica, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), entered into the Preferred Shares Rights Agreement dated as of October 23, 1996 (the "Rights Agreement");

     WHEREAS, the Company is required to execute and deliver this Amendment No. 1 (the "Amendment") to the Rights Agreement to Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P. (collectively, "MSCP") in connection with the Investment Agreement dated June 25, 1997 by and between the Company and MSCP (the "Investment Agreement");

     WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement in any respect without approval of the holders of rights prior to the occurrence of a Triggering Event (as therein defined);

     WHEREAS, a Triggering Event has not occurred;

     WHEREAS, the Board of Directors of the Company authorized and approved this Amendment at the Special Joint Meeting of the Board of Directors of the Company and Catalytica Pharmaceuticals, Inc. on June 18, 1997; and

     WHEREAS, the Company deems it desirable and in the best interests of the Company to amend the Rights Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, the parties hereto hereby agree as follows:

     1.  NEW SECTION.  Section 35 is hereby added to the Rights Agreement.  Such
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new section shall read in its entirety as follows:

     "35. Exclusion of Certain Transactions by MSCP.
          -----------------------------------------

          Notwithstanding anything contained in this Agreement to the contrary:

          (a) This Section 35 is included in this Agreement in connection with the Investment Agreement dated June 25, 1997 (the "Investment Agreement") by and among the Company and MSCP. This Section shall not be effective unless and until the Closing (as defined in Section 2.02 of the Investment Agreement) of the transactions contemplated by the Investment Agreement is consummated. In the event that the Investment Agreement is terminated prior to the Closing, this Section 35 shall be of no further force and effect and shall be considered to be deleted from this Agreement.
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          (b) The issuance and sale to MSCP of an aggregate of 30,000,000 shares of Class A Common Stock and Class B Common Stock of the
          Company pursuant to the Investment Agreement shall in no event result in (i) MSCP becoming an Acquiring Person, or (ii) a distribution of Rights pursuant to this Agreement, or (iii) the exercisability of Rights under this Agreement, or (iv) any other defensive measures under this Agreement; provided, however, that
                                                   --------  -------
          this Section 35 shall in no way be construed to restrict, qualify, expand or enlarge the rights of MSCP or of the Company under the Investment Agreement. In the event of a conflict between the rights and obligations of MSCP and the Company under this Agreement and under the Investment Agreement, the provisions of the Investment Agreement shall control.

          (c) In no event shall this Section 35 be construed to provide a general exception from the provisions of this Agreement for MSCP or for its transactions beyond the exceptions that are specifically provided in subsection (b) hereof.

          (d) In no event shall this Section 35 be supplemented, amended or changed in any respect without the prior written consent of MSCP."

     2.   NEW DEFINITION.  Paragraph (rr) is hereby added to Section 1 of the
          --------------
Rights Agreement to read as follows:

          "(rr) 'MSCP' shall mean Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P."

     3.   NO OTHER CHANGES.  Except as expressly amended hereby, the Rights
          ----------------
Agreement shall remain in full force and effect.

     4.   DIRECTION OF COMPANY.  Pursuant to Section 27 of the Rights Agreement,
          --------------------
the Company directs the Rights Agent to execute this Amendment.

     5.   COUNTERPARTS.  This Amendment may be executed in any number of
          ------------
counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


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                                      -2-
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                    CATALYTICA, INC.


                                    /s/ Lawrence W. Briscoe
                                    --------------------------------------------
                                    Lawrence W. Briscoe, Vice President,
                                    Finance and Administration, Chief Financial
                                    Officer



                                    CHASEMELLON SHAREHOLDER
                                    SERVICES, L.L.C., as Rights Agent


                                    Name: /s/ Asa Drew
                                          --------------------------------------
                                          Asa Drew

                                    Title: Assistant Vice President
                                           -------------------------------------



   [Signature Page to Amendment No. 1 to Preferred Shares Rights Agreement]